Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated effective as of October 8, 2004 (the “Second Amendment Effective Date”), among THE HOUSTON EXPLORATION COMPANY, a Delaware corporation (the “Company”); the lenders party hereto (the “Lenders”); WACHOVIA BANK, NATIONAL ASSOCIATION, as Issuing Bank and as Administrative Agent (in its capacity as Administrative Agent, the “Administrative Agent”); THE BANK OF NOVA SCOTIA and FLEET NATIONAL BANK, as Co-Syndication Agents; and BNP PARIBAS and COMERICA BANK, as Co-Documentation Agents.

R E C I T A L S:

     A. The Company, the Lenders, the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents are parties to that certain Amended and Restated Credit Agreement dated as of April 1, 2004 (as amended by First Amendment to Amended and Restated Credit Agreement dated as of May 26, 2004, the “Credit Agreement”).

     B. The parties to the Credit Agreement intend to amend the Credit Agreement to, among other things, amend Section 9.15 (Sale of Oil and Gas Properties) and amend and restate Schedule 7.14 (Listing of Subsidiaries and Partnerships).

     C. Therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Except as amended hereby, terms used herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

     SECTION 2. Amendments to Credit Agreement.

          (a) Definitions. The term “Agreement”, defined in Section 1.02 of the Credit Agreement, is hereby amended in its entirety to read as follows:

     “Agreement” shall mean this Amended and Restated Credit Agreement, as amended by the First Amendment, as further amended by the Second Amendment, and as the same may be further amended, supplemented, waived or otherwise modified from time to time in accordance herewith.

          (b) New Definitions. Section 1.02 of the Credit Agreement is hereby further amended by adding thereto the following new definitions in their appropriate alphabetical order:

     “Second Amendment” shall mean that certain Second Amendment to Amended and Restated Credit Agreement dated effective as of March ___, 2005 (the “Second Amendment Effective Date”), among the Company, the Lenders party thereto, the Administrative Agent, the Issuing Bank, the Co-Syndication Agents and the Co-Documentation Agents.

     “THEC, LLC” shall mean THEC, LLC, a Delaware limited liability company, a wholly-owned Subsidiary of the Company.

     “THEC, LP” shall mean THEC, LP, a Texas limited partnership, in which the Company will have a 1% general partner interest and THEC, LLC will have a 99% limited partner interest.

          (c) Conditions Precedent. Section 6.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

     Section 6.05. Guarantors. In the event a Guarantor shall have executed a Guaranty Agreement pursuant to Section 9.19, the Lenders’ obligation to make subsequent Loans or to issue, renew, extend or reissue Letters of Credit shall be subject to the Administrative Agent’s receipt of the following documents:

     (a) certificates of the Secretary or Assistant Secretary of such Guarantor (or its general partner or member, as the case may be) setting forth:

     (i) resolutions of its board of directors (or similar governing body) in form and substance reasonably satisfactory to the Administrative Agent with respect to the authorization of the Guaranty Agreement;

     (ii) the officers of such Guarantor (or its general partner or member, as the case may be) who are authorized to sign such Guaranty Agreement and who will, until replaced by another officer or officers duly authorized for the purpose, act as a representative for the purposes of signing documents and giving notices and other communications in connection with such Guaranty Agreement and the transactions contemplated thereby; and

     (iii) specimen signatures of the officers so authorized.

     The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Guarantor to the contrary;

     (b) a copy, certified as true by the Secretary or Assistant Secretary of such Guarantor (or its general partner or member, as the case may be) , of the organizational documents of such Guarantor;

     (c) certificates of the appropriate state agencies with respect to the valid existence and good standing of such Guarantor and the qualification of each to do business as a foreign entity in any jurisdiction in which the ownership of Property or the nature of activities requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect;

     (d) a Guaranty Agreement duly executed by such Guarantor; and

     (e) an opinion of counsel to such Guarantor in form and substance reasonably acceptable to the Administrative Agent.”

          (d) Representations and Warranties. Sections 7.01, 7.05, 7.10 and 7.14 of the Credit Agreement are hereby amended in their entirety to read as follows:

     “Section 7.01 Corporate Existence. The Company and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.”

     “Section 7.05 Corporate Action. The Company is duly authorized and empowered to create and issue the Notes; and the Company and each Subsidiary are duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement, to which they respectively are parties; all action on the Company’s part requisite for the due creation and issuance of the Notes and on the Company’s and each Subsidiary’s respective part for the due execution, delivery and performance of the Security Instruments, including this Agreement, to which the Company and each Subsidiary respectively are parties has been duly and effectively taken; and this Agreement does, and the Notes and other Security Instruments to which the Company and each Subsidiary respectively are parties upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of the Company and each Subsidiary, respectively, enforceable in accordance with their terms.”

     “Section 7.10 Titles, etc. The Company and each Subsidiary has good and indefeasible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.03, and Liens disclosed to the Lenders in Schedule 7.10. After giving full effect to the Excepted Liens and Liens disclosed to the Lenders in Schedule 7.10, the Company or the Subsidiary specified as the owner owns the net interests in production attributable to the wells and units reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Company or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. Further, upon delivery of each reserve report furnished to the Lenders pursuant to Sections 8.04(a) or (b) the statements made in the preceding sentence shall be true with respect to such furnished reserve reports. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the Second Amendment Effective Date.”

     “Section 7.14 Subsidiaries and Partnerships. The Company has no Subsidiaries and no interest in any partnerships (excluding tax partnerships), joint ventures, limited liability companies or other entities except those shown on Schedule 7.14 hereto, which Exhibit is complete and accurate but which may be amended from time to time as set forth in this Section 7.14. The Company owns 100% of the issued and outstanding shares of stock or other equity interests of each such Subsidiary, unless otherwise disclosed on Schedule 7.14. The Company will forward to the Administrative Agent a revised Schedule 7.14 prior to or concurrently with the delivery of the quarterly financial statements required to be delivered pursuant to Section 8.01(b).

          (e) Corporate Existence, Etc. Section 8.03(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(a) The Company shall and shall cause each Subsidiary to (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises, except as otherwise permitted by Section 9.10 hereof; (ii) keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; (iii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (v) permit representatives of any Lender or the Administrative Agent, during normal business hours upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and (vi) keep insured by financially sound and reputable insurers all property of a character usually insured by companies engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such companies and carry such other insurance as is usually carried by such companies.”

          (f) Sale of Oil and Gas Properties. Section 9.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “Section 9.15. Sale of Oil and Gas Properties. The Company will not, nor permit any Subsidiary or Affiliate to sell, assign, transfer or convey any interest in any Oil and Gas Properties, except as follows:

     (a) Hydrocarbons sold in the ordinary course of business as and when produced;

     (b) Routine farm-outs of non-proven acreage;

     (c) Sales of Properties, provided the sales of all such Properties permitted under this clause since the date of the last Scheduled Redetermination of the Borrowing Base do not have a market value in excess of $25,000,000 in the aggregate;

     (d) In addition to sales permitted above, sales of Properties included in the Borrowing Base, provided simultaneously with any such sale the Borrowing Base is reduced by amounts agreed to at the time by the Required Lenders;

     (e) The transfer of the Appalachian Assets to Seneca-Upshur and thereafter the transfer of the common stock of Seneca-Upshur to KeySpan, each in connection with the KeySpan Split-Off; and

     (f) The transfer of the equitable interest in and to the Company’s Texas Oil and Gas Properties to THEC, LP, with the Company retaining legal title to such Properties.”

          (g) Schedule 7.14. Schedule 7.14 attached to the Credit Agreement at the time of its execution is hereby amended and restated in its entirety to read as set forth on Schedule 7.14 attached to this Second Amendment.

          (h) Other. The Administrative Agent and the Lenders hereby waive any Default which may have occurred prior to the date hereof or that may occur under any other term or provision of the Credit Agreement not amended hereby, solely by reason of the formation of THEC, LP and THEC, LLC or the transfer of the equitable interest in and to the Company’s Texas Oil and Gas Properties to THEC, LP as contemplated hereby, on or after the Second Amendment Effective Date; provided that the Company shall retain legal title to such Properties.

     SECTION 3. Conditions Precedent; Effectiveness. This Second Amendment shall become effective as of the Second Amendment Effective Date when the Administrative Agent shall have received:

          (i) Counterparts hereof duly executed by the Company and the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party);

          (ii) Each of the instruments and documents required to be delivered pursuant to Section 6.05 of the Credit Agreement, as amended hereby;

          (iii) True and correct copies of all documents and instruments executed and delivered in connection with the Company’s transfer of the equitable interest in and to its Texas Oil and Gas Properties to THEC, LP; and

          (iv) Such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

     SECTION 4. Reaffirmation of Representations and Warranties. To induce the Lenders, the Administrative Agent and the Issuing Bank to enter into this Second Amendment, the Company hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in Article VII of the Credit Agreement, as amended by this Second Amendment, and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date).

     SECTION 5. Reaffirmation of Credit Agreement. This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement, as amended hereby.

     SECTION 6. Governing Law; Entire Agreement. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas. The Credit Agreement, as amended by this Second Amendment, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 7. Severability of Provisions. Any provision in this Second Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Second Amendment are declared to be severable.

     SECTION 8. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

     SECTION 9. Headings. Article and section headings in this Second Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Second Amendment.

     SECTION 10. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signatures begin on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the Second Amendment Effective Date.

COMPANY:	THE HOUSTON EXPLORATION COMPANY

	By:	/s/ James F. Westmoreland

	Name:	James F. Westmoreland
	Title:	VP and Chief Accounting Officer

AGENTS AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION, Individually, as Issuing Bank and as Administrative Agent

	By:	/s/ David E. Humphreys

	Name:	David E. Humphreys
	Title:	Director

THE BANK OF NOVA SCOTIA, Individually and as Co-Syndication Agent

	By:	/s/ V. H. Gibson

	Name:	V.H. Gibson
	Title:	Assistant Agent

FLEET NATIONAL BANK, Individually and as Co-Syndication Agent

	By:	/s/ Jeffrey H. Rathkamp

	Name:	Jeffrey H. Rathkamp
	Title:	Director

BNP PARIBAS, Individually and as Co-Documentation Agent

	By:	/s/ Douglas H. Liftman

	Name:	Douglas H. Liftman
	Title:	Managing Director

	By:	/s/ Polly Scott

	Name:	Polly Scott
	Title:	Vice President

COMERICA BANK, Individually and as Co-Documentation Agent
	By:	/s/ Huma Vadgama

	Name:	Huma Vadgama
	Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Ali Hamed

Name:	Ali Hamed
Title:	Vice President

By:	/s/ Scott Myatt

Name:	Scott Myatt
Title:	Assistant Vice President

THE BANK OF NEW YORK
By:	/s/ Craig J. Anderson

Name:	Craig J. Anderson
Title:	Vice President

THE ROYAL BANK OF SCOTLAND
By:	/s/ James R. McBride

Name:	James R. McBride
Title:	Managing Director

WELLS FARGO BANK TEXAS, N.A.
By:	/s/ Chris Carter

Name:	Chris Carter
Title:	Relationship Manager

NATEXIS BANQUES POPULAIRES
By:	/s/ Donovan C. Broussard

Name:	Donovan C. Broussard
Title:	Vice President & Manager

By:	/s/ Daniel Payer

Name:	Daniel Payer
Title:	Vice President

COMPASS BANK
By:	/s/ Murray E. Brasseux

Name:	Murray E. Brasseux
Title:	Executive Vice President

AMEGY BANK, N.A.
By:	/s/ Mark A. Serice

Name:	Mark A. Serice
Title:	Vice President

THE HOUSTON EXPLORATION COMPANY
CREDIT AGREEMENT

SCHEDULE 7.14
LISTING OF SUBSIDIARIES AND PARTNERSHIPS

	Authorized	Outstanding
Subsidiary	Shares	Shares	Owner
THEC, LLC, a Delaware limited liability company	N/A	N/A	The Houston Exploration Company, the Sole Member
THEC, LP, a Texas limited partnership	N/A	N/A	The Houston Exploration Company – 1% general partner interest THEC, LLC – 99% limited partner interest

Schedule 7.14 Page 1